Exhibit 10.7

EXECUTION VERSION

INTELLECTUAL PROPERTY MATTERS AGREEMENT

THIS INTELLECTUAL PROPERTY MATTERS AGREEMENT (the “Agreement”) is made effective as of the Closing Date, by and between Pfizer Inc., a Delaware corporation (“Pluto”), and Upjohn Inc., a Delaware corporation (“Spinco”). Each of Pluto and Spinco may individually be referred to in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to that certain Separation and Distribution Agreement, dated as of July 29, 2019, by and between Pluto and Spinco (as it may be amended or supplemented, the “Separation and Distribution Agreement”), Pluto and the other members of the Pluto Group (as defined in the Separation and Distribution Agreement) have contributed, assigned, transferred, conveyed and delivered to Spinco and the other members of the Spinco Group (as defined in the Separation and Distribution Agreement), all of the right, title and interest of Pluto and the other members of the Pluto Group in and to the Spinco Intellectual Property (as defined in the Separation and Distribution Agreement), in accordance with and subject to the terms and conditions of the Separation and Distribution Agreement;

WHEREAS, Pluto and the other members of the Pluto Group desire to grant to Spinco and the other members of the Spinco Group, and Spinco and the other members of the Spinco Group desire to be granted, certain non-exclusive licenses under the Licensed IP (as defined below) in accordance with and subject to the terms and conditions of this Agreement;

WHEREAS, Spinco and the other members of the Spinco Group desire to grant to Pluto and the other members of the Pluto Group, and Pluto and the other members of the Pluto Group desire to be granted, certain non-exclusive licenses under the Spinco Intellectual Property in accordance with and subject to the terms and conditions of this Agreement; and

WHEREAS, Section 2.08(a) of the Separation and Distribution Agreement provides that Pluto and Spinco will enter into this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

1.

Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Separation and Distribution Agreement. For the purpose of this Agreement, the following terms shall have the following meanings:

1.1 “Agreement” has the meaning set forth in the preamble.

1.2 “Control” or “Controlled” means, with respect to a given Patent Right, Copyright or article of Know-How, that either of Pluto or Spinco or any of their respective Subsidiaries retain the right to grant access to, or to grant a license under, such Patent Right, Copyright or Know-How as provided for herein, without violating the terms of any agreement with, or rights of, any Third Party.

1.3 “Field” means human therapeutic, prophylactic and prognostic purposes.

1.4 “Improvement” means any new, improved, enhanced or modified composition, formulation, method of manufacture, line extension of or new indication for a product, including in combination with one or more other active pharmaceutical ingredient, provided that the new, improved, enhanced or modified composition, formulation, method of manufacture, line extension or new indication contains or relates to the same active pharmaceutical ingredient as the original product, whether or not such new, improved, enhanced or modified composition, formulation, method of manufacture, line extension or new indication expands outside the existing label claim for such product.

1.5 “Licensed Copyrights” means any Copyrights that (a) are Controlled by Pluto or any of its Affiliates on the Closing Date after giving effect to the transactions pursuant to the Separation and Distribution Agreement; and (b) are or were used or held for use, or as of the Closing Date were planned for use, by Pluto or any of its Affiliates in the Spinco Business (including with respect to the Spinco Pipeline Products).

1.6 “Intellectual Property Improvement” has the meaning set forth in Section 4.1.

1.7 “Licensed IP” means all (a) Licensed Know-How, (b) Licensed Patent Rights and (c) Licensed Copyrights.

1.8 “Licensed Know-How” means Know-How that (a) is Controlled by Pluto or any of its Affiliates on the Closing Date after giving effect to the transactions pursuant to the Separation and Distribution Agreement; and (b) is or was used or held for use, or as of the Closing Date was planned for use, by Pluto or any of its Affiliates in the Spinco Business (including with respect to the Spinco Pipeline Products).

1.9 “Licensed Patent Rights” means Patent Rights that (a) are Controlled by Pluto or any of its Affiliates on the Closing Date after giving effect to the transactions pursuant to the Separation and Distribution Agreement, and (b) are or were used or held for use by Pluto or any of its Affiliates in the Spinco Business (including with respect to the Spinco Pipeline Products) as conducted in the last twelve (12) months prior to the Closing Date or as of the Closing Date were planned for use by Pluto or any of its Affiliates in the Spinco Business (including with respect to the Spinco Pipeline Products). Licensed Patent Rights include the Patent Rights listed in Schedule B hereto.

1.10 “Licensed Spinco IP” has the meaning set forth in Section 3.1.

1.11 “Manufacturing Process Patent Rights” means those claims of Licensed Patent Rights which are directed to any part of the manufacturing process of any Spinco Product or any Spinco Pipeline Product as it exists on the Closing Date.

1.12 “Party” and “Parties” have the meaning set forth in the preamble.

1.13 “Pluto” has the meaning set forth in the preamble.

1.14 “Separation and Distribution Agreement” has the meaning set forth in the preamble.

1.15 “Spinco” has the meaning set forth in the preamble.

1.16 “Spinco Patent Rights” means Patent Rights that are exclusively used or exclusively held for use by the Spinco Business (including with respect to the Spinco Pipeline Products) including the Patents and Trademarks set forth on Schedule 1.01(f) to the Separation and Distribution Agreement, and the right to all past and future damages and claims for the infringement or misappropriation of any of the foregoing.

1.17 “Spinco Pipeline Products” means the products set forth on Schedule A hereto and any Improvements to Spinco Products (including the products set forth on Schedule A hereto) that are under development by the Spinco Business as of the Closing Date.

1.18 “Sublicensee” has the meaning set forth in Section 2.5.

1.19 “Third Party” means any Person other than Pluto, Spinco or any members of their respective Groups (as defined in the Separation and Distribution Agreement).

2.	License Grants by Pluto.

2.1 Non-Exclusive License under Licensed Patent Rights. Pluto (on behalf of itself and its Affiliates) hereby grants, and shall cause each of its Affiliates to grant, to the members of Spinco Group a worldwide, royalty-free, fully paid-up, non-sublicensable (except as set forth in Section 2.5), perpetual, irrevocable (subject to Sections 11.2(a) and 11.2(b)), non-terminable (subject to Sections 11.2(a) and 11.2(b)), non-exclusive license under the Licensed Patent Rights to research, develop, manufacture, market, commercialize, distribute, sell, test, use, store and otherwise exploit any Spinco Products or any Spinco Pipeline Products and Improvements thereto in the Field.

2.2 Non-Exclusive License under Licensed Manufacturing Process Patent Rights. Pluto (on behalf of itself and its Affiliates) hereby grants, and shall cause each of its Affiliates to grant, to the members of Spinco Group a worldwide, royalty-free, fully paid-up, non-sublicensable (except as set forth in Section 2.5), perpetual, irrevocable (subject to Sections 11.2(a) and 11.2(b)), non-terminable (subject to Sections 11.2(a) and 11.2(b)), non-exclusive license under any Manufacturing Process Patent Rights to research, develop, manufacture, market, commercialize, distribute, sell, test, use, store and otherwise exploit any products of Spinco in the Field and Improvements thereto in the Field.

2.3 Non-Exclusive License under Licensed Copyrights and Licensed Know-How. Pluto (on behalf of itself and its Affiliates) hereby grants, and shall cause each of its Affiliates to grant, to the members of Spinco Group a worldwide, royalty-free, fully paid-up, non-sublicensable (except as set forth in Section 2.5), perpetual, irrevocable (subject to Sections 11.2(a) and 11.2(b)), non-terminable (subject to Sections 11.2(a) and 11.2(b)), non-exclusive license under the Licensed Copyrights and Licensed Know-How to research, develop, manufacture, market, commercialize, distribute, sell, test, use, store and otherwise exploit any products of Spinco in the Field and Improvements thereto in the Field.

2.4 Limitation of Rights; No Implied Rights. All rights not explicitly granted in this Section 2 are reserved to Pluto and its Affiliates. Except as expressly set forth in this Agreement, (i) Pluto and its Affiliates shall retain all right, title and interest in and to the Licensed IP and (ii) nothing in this Agreement shall be construed to confer any rights upon Spinco or any other member of the Spinco Group, by implication, estoppel or otherwise, under the Licensed IP or any other Intellectual Property owned, licensed or otherwise Controlled by Pluto or any of its Affiliates.

2.5 Scope of Sublicenses. The licenses granted in Sections 2.1, 2.2 and 2.3 shall not include any right to grant any sublicenses except as provided in this Section 2.5. Subject to the terms and conditions of this Agreement, Spinco or any other member of the Spinco Group may sublicense the licenses granted to it pursuant to Sections 2.1, 2.2 and 2.3 to any of its Affiliates, consultants, subcontractors, vendors, manufacturers or suppliers or any other agents retained by Spinco or the relevant member of the Spinco Group to conduct its business (each, a “Sublicensee”); provided that (a) such sublicense is solely for the purpose of, and to the extent necessary, for such Sublicensee to perform a service for or on behalf of Spinco or the relevant member of the Spinco Group, and not for the direct benefit of such Sublicensee or any other Third Party; (b) Spinco or the relevant member of the Spinco Group shall remain responsible and liable for each Sublicensee’s compliance with all of the terms and conditions of this Agreement and (c) any breach of the terms or conditions of this Agreement by any Sublicensee shall be deemed a breach by Spinco or the relevant member of the Spinco Group of such terms or conditions.

3.	License Back.

3.1 Non-Exclusive Grant-Back Unblocking License by Spinco. Spinco (on behalf of itself and its Affiliates) hereby grants, and shall cause each of its Affiliates to grant, to the members of Pluto Group a worldwide, royalty-free, fully paid-up, non-sublicensable (subject to the following sentence), perpetual, irrevocable (subject to Sections 11.2(a) and 11.2(c)), non-terminable (subject to Sections 11.2(a) and 11.2(c)), non-exclusive license under the Copyrights, Patent Rights and Know-How included in the Spinco Intellectual Property (collectively, the “Licensed Spinco IP”) to research, develop, manufacture, market, commercialize, distribute, sell, test, use, store and otherwise exploit any products of Pluto and Improvements thereto in the Field. The provisions of Section 2.5 shall apply to Pluto and the other members of the Pluto Group mutatis mutandis with respect to any sublicensing of the Licensed Spinco IP by Pluto or any other member of the Pluto Group.

3.2 Limitation of Rights; No Implied Rights. All rights not explicitly granted in this Section 3 are reserved to Spinco and its Affiliates. Except as expressly set forth in this Agreement, (i) Spinco and its Affiliates shall retain all right, title and interest in and to the Spinco Intellectual Property and (ii) nothing in this Agreement shall be construed to confer any rights upon Pluto or any other member of the Pluto Group, by implication, estoppel or otherwise, under the Spinco Intellectual Property or any other Intellectual Property owned, licensed or otherwise Controlled by Spinco or any of its Affiliates.

4.	Intellectual Property Improvements.

4.1 Ownership under this Agreement. The ownership of any improvements, modifications or derivative works that are based on or result from the Licensed IP or the Licensed Spinco IP, or the subject matter described or claimed therein, as applicable, that are conceived of, made, or otherwise reduced to practice by or on behalf of a Party after the Closing Date (each, an “Intellectual Property Improvement”) will be determined in accordance with applicable Law.

4.2 No License to Intellectual Property Improvements. Each Party expressly acknowledges and agrees that no right or license, express or implied, is granted by Pluto to Spinco, or by Spinco to Pluto, in or to any Intellectual Property Improvements. Neither Party shall have any obligation to provide the other Party with any Intellectual Property Improvement or embodiment thereof. Any decision to apply for a patent or other protection on any Intellectual Property Improvement shall be at the sole discretion and expense of the Party that owns such Intellectual Property Improvement.

4.3 Ownership under the Separation and Distribution Agreement or any other Ancillary Agreements. Notwithstanding any provision of this Agreement to the contrary, ownership of any Intellectual Property under the Separation and Distribution Agreement or any other Ancillary Agreements shall be as described therein.

5. Patent Prosecution and Maintenance. Pluto shall have the sole and exclusive right, but not the obligation, to obtain, prosecute (including carrying out any interferences, reissue proceedings and re-examinations), and maintain throughout the world (whether directly or through its Affiliates, Subsidiaries or Third Party designees), the Licensed Patent Rights at its expense. Spinco shall have the sole and exclusive right, but not the obligation, to obtain, prosecute (including carrying out any interferences, reissue proceedings and re-examinations), and maintain throughout the world (whether directly or through its Affiliates, Subsidiaries or Third Party designees), the Spinco Patent Rights at its expense.

6. Patent Enforcement and Defense.

6.1 Licensed Patent Rights. Pluto shall have the sole and exclusive right, but not the obligation, to enforce and defend the Licensed Patent Rights (whether directly or through its Affiliates, Subsidiaries or Third Party designees), including the institution of any Action for infringement of the Licensed Patent Rights at its sole expense. Pluto shall have the sole and exclusive right to control the prosecution of any such Action it commences (whether directly or through its Affiliates, Subsidiaries or Third Party designees) and shall be entitled to retain any and all damages awarded or paid pursuant to any settlement of such Action.

6.2 Spinco Patent Rights. Spinco shall have the sole and exclusive right, but not the obligation, to enforce and defend the Spinco Patent Rights (whether directly or through its Affiliates, Subsidiaries or Third Party designees), including the institution of any Action for infringement of the Spinco Patent Rights at its sole expense. Spinco shall have the sole and exclusive right to control the prosecution of any such Action it commences (whether directly or through its Affiliates, Subsidiaries or Third Party designees) and shall be entitled to retain any and all damages awarded or paid pursuant to any settlement of such Action.

6.3 Cooperation. Upon the initiating Party’s request and at the initiating Party’s expense, the other Party agrees to reasonably cooperate with such initiating Party in the prosecution, maintenance and enforcement of Patent Rights licensed under this Agreement.

7. Representations and Warranties; Covenants.

7.1 Representations and Warranties. Each of Pluto (on behalf of itself and its Affiliates (as applicable)) and Spinco (on behalf of itself and its Affiliates (as applicable)) makes the representations and warranties set forth in this Section 7.1 to the other Party as of the Closing Date.

(a) It is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation. It has full corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery and performance by it of this Agreement have been duly authorized by all requisite corporate action.

(b) This Agreement constitutes a valid and legally binding agreement enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by applicable Laws).

7.2 Compliance with Laws. Each Party shall comply, and shall cause its Affiliates and Sublicensees to comply, with all applicable Laws in performing its and their obligations and exercising its and their rights pursuant to this Agreement.

7.3 DISCLAIMER. EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THE SEPARATION AND DISTRIBUTION AGREEMENT OR SECTION 7 OF THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, UNDER THIS AGREEMENT, ANY REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED AND WHETHER UNDER THIS AGREEMENT OR AT LAW, INCLUDING ANY REPRESENTATION OR WARRANTY (A) OF QUALITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE, VALIDITY OR ENFORCEABILITY, (B) ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE OR (C) THAT ANY INTELLECTUAL PROPERTY LICENSED FROM ONE PARTY TO THE OTHER PARTY HEREUNDER MAY BE PRACTICED WITHOUT INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

8. LIMITATION OF LIABILITY. EXCEPT FOR CLAIMS THAT SPINCO, ITS AFFILIATES OR ITS SUBLICENSEES OR PLUTO, ITS AFFILIATES OR ITS SUBLICENSEES, AS APPLICABLE, HAVE PRACTICED ANY LICENSED IP OR SPINCO INTELLECTUAL PROPERTY, AS APPLICABLE, OUTSIDE OF THE SCOPE OF THE LICENSES GRANTED TO SPINCO OR TO PLUTO, AS APPLICABLE, UNDER THIS

AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, LOST PROFITS SUFFERED OR SIMILAR ITEMS (INCLUDING LOSS OF REVENUE, INCOME OR PROFITS, DIMINUTION OF VALUE OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY), OR DAMAGES CALCULATED ON MULTIPLES OF EARNINGS OR OTHER METRIC APPROACHES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, IN CONNECTION WITH ANY DAMAGES ARISING HEREUNDER.

9. Confidentiality. The confidentiality obligations of the Parties and their respective Groups with respect to disclosures of information (including, notwithstanding anything to the contrary in the Separation and Distribution Agreement, any Know-How or Intellectual Property) hereunder shall be governed, mutatis mutandis, by Section 6.08, Section 6.09 and Section 6.10 of the Separation and Distribution Agreement. Upon the termination of this Agreement, the receiving party of any confidential information shall destroy, delete or return (as directed by the disclosing party of such confidential information) all confidential information of the disclosing party in any form that is in the possession or under the control of any receiving party or any Third Party to whom any receiving party has disclosed such confidential information in accordance with this Section 9. The provisions of this Section 9 shall survive termination of this Agreement for any reason.

10. Residual Knowledge. Notwithstanding anything to the contrary in this Agreement, each Party acknowledges the practical difficulty of policing the use of information in the unaided memory of the other Party or its Affiliates and its and their officers, directors, employees and agents, and as such each Party agrees that the other Party shall not be liable for the use by any of its or its Affiliates’ officers, directors, employees or agents of specific confidential information of the first Party (or any of the first Party’s Affiliates) that is retained in the unaided memory of such officer, director, employee or agent; provided that (a) such officer, director, employee or agent is not aware that such confidential information is the confidential information of the first Party at the time of such use; (b) the foregoing is not intended to grant, and shall not be deemed to grant, the other Party, its Affiliates or its officers, directors, employees and agents (i) a right to disclose the first Party’s confidential information, or (ii) a license under any Patent Rights or other Intellectual Property of the first Party; and (c) such officer, director, employee or agent has not intentionally memorized such confidential information for use outside this Agreement.

11.	Term and Termination; Remedies.

11.1 Term. The term of this Agreement shall be perpetual, unless earlier terminated in accordance with Section 11.2.

11.2 Termination.

(a) This Agreement may be terminated in its entirety upon the mutual written agreement of the Parties.

(b) Spinco may terminate this Agreement with respect to all or any part of the licenses granted by Pluto to Spinco pursuant to Section 2 for any reason or for no reason, upon thirty (30) days’ prior written notice to Pluto by Spinco.

(c) Pluto may terminate this Agreement with respect to all or any part of the licenses granted by Spinco to Pluto pursuant to Section 3 for any reason or for no reason, upon thirty (30) days’ prior written notice to Spinco by Pluto.

11.3 Remedies Cumulative. In the event of a breach of this Agreement by either Party, the non-breaching Party shall be entitled to seek monetary damages or injunctive or other equitable relief in addition to any other rights or remedies it may have under this Agreement.

11.4 Effects of Termination; Survival. In the event that this Agreement is terminated in its entirety, all rights and obligations of either Party under this Agreement shall immediately terminate, including the licenses granted under Section 2 and Section 3 and any sublicenses subsequently granted by Spinco or Pluto, as applicable. Further, the following provisions of this Agreement shall survive any termination (whether in part or in its entirety) of this Agreement Section 8 (Limitation of Liability), Section 9 (Confidentiality), Section 11.3 (Remedies Cumulative), Section 11.4 (Effects of Termination; Survival), Section 12 (Miscellaneous) and Section 1 (Definitions) (to the extent necessary to give effect to the foregoing sections in this sentence).

12.	Miscellaneous.

12.1 Interpretation.

(a) Unless the context of this Agreement otherwise requires:

(i) (A) words of any gender include each other gender and neuter form; (B) words using the singular or plural number also include the plural or singular number, respectively; (C) derivative forms of defined terms will have correlative meanings; (D) the terms “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and derivative or similar words refer to this entire Agreement; (E) the terms “Article,” “Section,” “Exhibit,” and “Schedule” refer to the specified Article, Section, Exhibit or Schedule of this Agreement and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs; (F) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (G) the word “or” shall be disjunctive but not exclusive; and (H) the word “from” (when used in reference to a period of time) means “from and including” and the word “through” (when used in reference to a period of time) means “through and including”;

(ii) references to any federal, state, local, or foreign statute or Law shall (A) include all rules and regulations promulgated thereunder and (B) be to that statute or Law as amended, modified or supplemented from time to time; and

(iii) references to any Person include references to such Person’s successors and permitted assigns, and in the case of any Governmental Authority, to any Person succeeding to its functions and capacities.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. The Parties acknowledge that each Party and its attorney has reviewed and participated in the drafting of this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(e) The terms “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(f) All monetary figures shall be in United States dollars unless otherwise specified.

12.2 Notices. All notices and other communications between the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the national mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other internationally recognized overnight delivery service or (d) when delivered by facsimile (solely if receipt is confirmed) or email (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), addressed as follows:

If to Pluto, to:

Pfizer Inc. 235 East 42nd Street

New York, New York 10017

Attention: Facsimile:	Douglas M. Lankler Bryan A. Supran (212) 573-0768 Email: douglas.lankler@pfizer.com bryan.supran@pfizer.com with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Edward D. Herlihy
David K. Lam
Zachary S. Podolsky
Facsimile:	(212) 403-2000
Email:	EDHerlihy@WLRK.com
DKLam@WLRK.com
ZSPodolsky@WLRK.com

If to Spinco, to:

Viatris Inc.
1000 Mylan Boulevard
Canonsburg, PA 15317
Attention:	Michael Goettler
Email:	michael.goettler@viatris.com

with copies (which shall not constitute notice) to:

Viatris Inc.
1000 Mylan Boulevard
Canonsburg, PA 15317
Attention:	Brian S. Roman, Global General Counsel
Facsimile:	(724) 514-1871
Email:	Brian.Roman@viatris.com

Cravath, Swaine & Moore LLP
825 8th Ave
New York, New York 10019
Attention:	Mark I. Greene
Thomas E. Dunn
Aaron M. Gruber
Email:	mgreene@cravath.com
tdunn@cravath.com
agruber@cravath.comi6

or to such other address or addresses as the Parties may from time to time designate in writing by like notice.

12.3 Amendment; Waiver. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

12.4 Assignability. The rights, benefits and obligations of each Party under (or relating to) this Agreement (including any licenses or sublicenses granted pursuant to this Agreement) are personal to such Party. A Party may not assign (including in a bankruptcy or similar proceeding) or assume in a bankruptcy or similar proceeding this Agreement or any rights, benefits or obligations under or relating to this Agreement, in each case whether by operation of law or otherwise, without the other Party’s prior written consent (which shall not be unreasonably withheld, conditioned, or delayed); provided that a Party may, with notice to the other Party but without the consent of the other Party, assign or transfer its rights and obligations under this Agreement in whole or in part (a) to one or more of its Affiliates; provided that no such assignment by a Party to an Affiliate shall release such Party from its obligations under this Agreement, or (b) in connection with a bona fide sale, transfer or other disposal by a Party or any of its Affiliates of all or any part of the Spinco Business (in the case of an assignment by Spinco or its Affiliate) or the Pluto Business (in the case of an assignment by Pluto or its Affiliate); provided that such Party or its Affiliate only assigns those of its rights and obligations under this Agreement that relate directly to the portion of the Spinco Business or Pluto Business, as applicable, being transferred to the assignee. In the event of a permitted assignment, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns. Any attempted assignment that contravenes the terms of this Agreement shall be void ab initio and of no force or effect.

12.5 Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for (a) the Separation and Distribution Agreement (and the Exhibits, Schedules and Annexes thereto), (b) the Ancillary Agreements and any other written agreement of the Parties that expressly provides that it is not superseded by this Agreement. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Separation and Distribution Agreement, this Agreement shall control with respect to the subject matter hereof, and the Separation and Distribution Agreement shall control with respect to all other matters; provided that any Action relating to the prosecution, maintenance, enforcement and defense of the Licensed Patent Rights by Pluto or the Spinco Patent Rights by Spinco, including any Action for infringement against the other Party, shall be considered subject matter under this Agreement, and in the event of conflict between this Agreement and the Separation and Distribution Agreement with respect to such matters, this Agreement shall control.

12.6 Parties in Interest. This Agreement will inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as expressly set forth herein, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

12.7 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses.

12.8 Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a) This Agreement and all Actions (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof shall be governed by and construed in accordance with the Law of the State of Delaware, without regard to the choice of law or conflicts of law principles thereof. The Parties expressly waive any right they may have, now or in the future, to demand or seek the application of a governing Law other than the Law of the State of Delaware.

(b) Subject to the provisions of Article VII of the Separation and Distribution Agreement, each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, the United States District Court for the District of Delaware, or if such court shall not have jurisdiction, the other state courts of the State of Delaware, and any appellate court from any appeal thereof, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in such courts, (ii) agrees that any claim in respect of any such Action may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Law, in such other courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Action in the Court of Chancery of the State of Delaware or such other courts, (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in the Court of Chancery of the State of Delaware or such other courts and (v) consents to service of process in the manner provided for notices in Section 12.2. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.8(C).

(d) Notwithstanding anything to the contrary in this Agreement or the Separation and Distribution Agreement, each Party acknowledges and agrees that in the case of any dispute, controversy or claim (whether arising in contract, tort or otherwise) between the Parties not arising out of, relating to, or in connection with this Agreement or the Separation and Distribution Agreement, the provisions of this Section 12.8 and Section 10.04 of the Separation and Distribution Agreement shall not apply and the Parties shall have the right to seek relief from any competent court of jurisdiction; provided that such relief would otherwise be available by law.

12.9 Inapplicability of Dispute Resolution Provision. Notwithstanding anything to the contrary in this Agreement or the Separation and Distribution Agreement, each Party acknowledges and agrees that in the case of any dispute, controversy or claim (whether arising in contract, tort or otherwise) between the Parties not arising out of, relating to, or in connection with this Agreement or the Separation and Distribution Agreement, Article VII of the Separation and Distribution Agreement shall not apply, and the Parties shall have the right to seek dispute resolution as would otherwise be available by law.

12.10 Counterparts. This Agreement may be executed in two (2) or more counterparts (including by electronic or .pdf transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of any signature page by facsimile, electronic or .pdf transmission shall be binding to the same extent as an original signature page.

12.11 Headings. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

12.12 Severability. If any provision of this Agreement, or the application of any provision to any Person or circumstance, is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

12.13 Rules of Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. The Parties acknowledge that each Party and its attorney has reviewed and participated in the drafting of this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

12.14 Specific Performance. The Parties acknowledge and agree that irreparable harm would occur and that the Parties would not have any adequate remedy at Law (a) for any actual or threatened breach of the provisions of this Agreement or (b) in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement and any other agreement or instrument executed in connection herewith, without proof of actual damages, and each Party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. The Parties further agree that (i) by seeking the remedies provided for in this Section 12.13, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, including monetary damages (or the right to reimbursement of its costs and expenses relating to any enforcement actions hereunder) and (ii) nothing contained in this Section 12.13 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 12.13 before exercising any termination right under Section 11.2 (and pursuing damages after such termination) nor shall the commencement of any action pursuant to this Section 12.13 or anything contained in this Section 12.13 restrict or limit any Party’s right to termination in accordance with the terms of Section 11.2 or pursue any other remedies under this Agreement that may be available then or thereafter.

12.15 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Pluto and Spinco, including in Section 2 and Section 3, are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or analogous provisions of applicable Law outside the United States, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or analogous provisions of applicable law outside the United States (hereinafter “IP”). Each Party agrees that the other, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any other provisions of applicable Law outside the United States that provide similar protection for IP.

12.16 Force Majeure. No Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

12.17 Further Assurances. Spinco and Pluto hereby covenant and agree, without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary or appropriate to implement this Agreement and carry out the intent and purposes of this Agreement.

12.18 No Agency. Nothing herein contained will be construed to place the Parties in the relationship of partners, principal and agent, or employer and employee. Neither Party will have the power to assume, create or incur liability or any obligation of any kind, express or implied, in the name of or on behalf of the other Party by virtue of this Agreement.

12.19 Affiliate Status. To the extent that a Party is required hereunder to take certain action with respect to entities designated in this Agreement as such Party’s Subsidiaries or Affiliates, such obligation shall apply to such entities only during such period of time that such entities are Subsidiaries or Affiliates of such Party. To the extent that this Agreement requires a Subsidiary or an Affiliate of any Party to take or omit to take any action, such agreement and obligation includes the obligation of such Party to cause such Subsidiary or Affiliate to take or omit to take such action.

[Signature Page Follows]

FINAL VERSION

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

PFIZER INC.

By:	/s/ Douglas E. Giordano
Name:	Douglas E. Giordano
Title:	Senior Vice President, Worldwide Business Development

UPJOHN INC.

By:	/s/ Sanjeev Narula
Name:	Sanjeev Narula
Title:	Authorized Officer